EXHIBIT 10.1


                         REDEMPTION AMENDMENT AGREEMENT

     REDEMPTION AMENDMENT AGREEMENT (the "AGREEMENT"), dated as of November 6, 1998, by and among Advanced Tissue Sciences, Inc., a Delaware corporation, with headquarters located at 10933 N. Torrey Pines Rd., La Jolla, California 92037 (the "COMPANY"), and the investors listed on the signature pages to this Agreement (individually, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. The Company and the Buyers entered into a Securities Purchase Agreement, dated as of July 10, 1998 (the "PURCHASE AGREEMENT") pursuant to which the Company sold, and the Buyers purchased, an aggregate of 500 shares of the Company's Series B Convertible Preferred Stock (the "PREFERRED SHARES"), which is convertible into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Shares, as filed with the Secretary of State of the State of Delaware on July 9, 1998 (the "CERTIFICATE OF DESIGNATIONS"); and

     B. The Company and the Buyers wish to make certain agreements concerning the Buyers' right to require the Company to redeem the 400 Preferred Shares specifically identified on Exhibit A hereto (the "EFFECTED PREFERRED SHARES"). Notwithstanding anything herein, the 100 Preferred Shares specifically identified on Exhibit B hereto (the "NON-EFFECTED PREFERRED SHARES"), and the rights of the holders thereof, shall not in any way whatsoever be effected by Sections 1 and 2 of this Agreement. Therefore, notwithstanding anything to the contrary, Sections 1 and 2 of this Agreement shall be effective only as to the Effected Preferred Shares.

     NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyers hereby agree as follows:

     1.     Events Excluded from Redemption Provisions.  Notwithstanding
            ------------------------------------------
anything to the contrary set forth in Sections 3 or 4 of the Certificate of Designations, only as to the Effected Preferred Shares, the following events shall be excluded from the definitions of Major Transaction (as defined in Section 3(c) of the Certificate of Designations) and Triggering Event (as defined in Section 3(d) of the Certificate of Designations) and shall be excluded from the events described in Section 4(a) of the Certificate of Designations and no Buyer shall have any of the rights set forth in Sections 3 and 4 of the Certificate of Designations with respect to such events (individually, an "EXCLUDED REDEMPTION EVENT" and, collectively, the "EXCLUDED REDEMPTION EVENTS"):

                 a. the consolidation, merger or other business combination of the Company with or into another Person which is not approved or recommended by the Company's Board of Directors;

                 b. a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock which is not approved or recommended by the Company's Board of Directors;

                 c. the failure of the Registration Statement (as defined in the Registration Rights Agreement (as defined in the Purchase Agreement)) to be declared effective by the SEC on or prior to the date that is 150 days after the Initial Issuance Date, provided that the Company has used its best efforts to have such Registration Statement declared effective by the SEC;

                 d. suspension from listing or delisting of the Common Stock from The Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five or more consecutive days, provided that the Company has used its best efforts to maintain the listing of the Common Stock on such exchanges and has not voluntarily delisted the Common Stock or had the Common Stock suspended from trading; and

                 e. upon the Company's receipt of a Conversion Notice (as defined in the Certificate of Designations), or on the Maturity Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement because the Company
            (i) does not have a sufficient number of shares of Common Stock authorized and available to honor such conversion, provided that the Company has used its best efforts to obtain the approval of its shareholders to increase the number of shares of Common Stock authorized and available for issuance by the Company, (ii) is otherwise prohibited by applicable law or by the rules and regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Company or the Common Stock, or (iii) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, and in each case with respect to clauses
            (i), (ii) and (iii), provided that the Company has used its best efforts all respects to avoid the occurrence of such event.

Notwithstanding the foregoing, an Excluded Redemption Event shall not include an event listed above if at any time after the date of this Agreement any of the parties receives written confirmation from the SEC or the Company's outside accountants that such event is within the control of the Company as contemplated by S.E.C. Rule 5-02.28(a) and such event shall be included in the definitions of Major Transaction (as defined in Section 3(c) of the Certificate of Designations) and Triggering Event (as defined in Section 3(d) of the Certificate of Designations) and shall be included in the events described in
Section 4(a) of the Certificate of Designations and each Buyer shall have all of the rights set forth in Sections 3 and 4 with respect to such events.

     2.     Consequences of Occurrence of an Excluded Redemption Event.  In the
            ----------------------------------------------------------
event that an Excluded Redemption Event occurs, then in addition to any other remedies the holders of the Effected Preferred Shares may have at law or in equity, the Company may elect, by delivering written notice on the first date that such Excluded Redemption Event occurs to each holder of the Preferred Shares (which notice shall be delivered by facsimile and overnight mail) (an "ELECTION") to pay to each holder of Effected Preferred Shares an amount in cash per Effected Preferred Share on each day that such Excluded Redemption Event continues equal to 1.00% of the Liquidation Value (as defined in Section 11 of the Certificate of Designations) ("EXCLUDED REDEMPTION EVENTS DAILY PAYMENTS"), provided that the Company shall not be obligated to make such payments for a number of consecutive days which exceeds the Excluded Redemption Event Maximum Period (as defined below). The Company's failure to make an Election in the manner described above or, except as provided below, the Company's failure to pay Excluded Redemption Daily Payments on each day they are due shall constitute a Triggering Event for purposes of Section 3 of the Certificate of Designations. For purposes of this Agreement, "EXCLUDED REDEMPTION EVENT MAXIMUM PERIOD" means
(a) with respect to the first occurrence of any one of the Excluded Redemption Events, 20 consecutive days, (b) with respect to the second occurrence of any one of the Excluded Redemption Events, 15 consecutive days and (c) with respect to each occurrence of any Excluded Redemption Event following the second occurrence of any one of the Excluded Redemption Events, 10 consecutive days.
In addition, upon the occurrence of an Excluded Redemption Event and an Election by the Company, the Initial Market Price, the Floating Conversion Price and the Profit-Sharing Conversion Price (each as defined in the Certificate of Designations) with respect to any conversion of Effected Preferred Shares on or after the date of the occurrence of such Excluded Redemption Event shall be equal to the product of (i) the Initial Market Price, the Floating Conversion Price or the Profit-Sharing Conversion Price, as the case may be, then in effect as calculated pursuant to the Certificate of Designation without giving effect to any adjustments to the Conversion Price pursuant to this Section 2, multiplied by (ii) the difference of (I) one, minus (II) the Reduction Percentage (as defined below). For purposes of this Agreement, "REDUCTION PERCENTAGE" means (A) with respect to the first occurrence of any one of the Excluded Redemption Events, 15% and (B) with respect to the occurrence of any one of the Excluded Redemption Events after the first occurrence of any one of the Excluded

Redemption Events, the sum of (x) 15% and (y) 10% times the number of Excluded Redemption Events which have occurred after the first Excluded Redemption Event occurs. Notwithstanding the foregoing, the Company, in its sole discretion, may elect not to make Excluded Redemption Events Daily Payments totaling more than 20% of the Liquidation Value per Effected Preferred Share in any consecutive 365 day period ("EXCLUDED REDEMPTION EVENT ELECTION") by providing written notice ("EXCLUDED REDEMPTION ELECTION NOTICE") of such election to each holder of Effected Preferred Shares at any time after the Company's payment of Excluded Redemption Event Daily Payments totaling at least 20% of the Liquidation Value per Effected Preferred Share in any consecutive 365 day period (collectively, the "MAXIMUM EXCLUDED REDEMPTION EVENT DAILY PAYMENTS"). If the Company makes an Excluded Redemption Event Election and does not redeem the Effected Preferred Shares in accordance with Section 3 or Section 4 of the Certificate of Designations, then (a) no new Excluded Redemption Events Daily Payments shall accrue and be due except with respect to an Excluded Redemption Event which occurs in a subsequent consecutive 365 day period the first day of which begins at least 365 days after the last Maximum Excluded Redemption Event Daily Payments was due and payable and (b) the Reduction Percentage automatically shall be amended on and after the date of such Excluded Redemption Election by replacing the term "10%" in clause (y) of the definition of Reduction Percentage above with the term "15%".

     3.     Shareholder Approval. On or before the date which is 45 days after
            --------------------
the date of this Agreement, (the "PROXY STATEMENT TRIGGER DATE"), the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall not be later than January 29, 1999 (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for (a) approval of the Company's issuance of all of the Securities (as defined in the Purchase Agreement) as described in the Purchase Agreement and (b) authorization of an increase in the number of authorized shares of the Common Stock to at least 125,000,000 shares of Common Stock (collectively, the "SHAREHOLDER APPROVALS"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and such increase in authorized shares of Common Stock and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If such stockholder meeting is not the Company's annual stockholder meeting, such proxy statement shall not seek approval of any matters other than the approval described in the preceding sentence and the election of directors. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share equal to the product of (i) $50,000; multiplied by
(ii) .02; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until paid in full.

     4.     Reservation of Shares.  At all times after the date of this
            ---------------------
Agreement and prior to the date on which the Company receives each of the Shareholder Approvals and increases its authorized shares of Common Stock to at least 125,000,000 shares of Common Stock, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance of Common Stock upon the conversion of Preferred Shares, no less than 43,400,000 shares of Common Stock. At all times on and after the date on which the Company receives each of the Shareholder Approvals and increases its authorized shares of Common Stock to at least 125,000,000 shares of Common Stock, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares (as defined in the Purchase Agreement) (without regard to any limitations on conversions). This Section 4 amends and supersedes the Company's obligation in Section 4(f) of the Purchase Agreement.

     5.     Buyer's Representations and Warranties.
            --------------------------------------

            Each Buyer represents and warrants with respect to only itself that:

            a.     Authorization; Enforcement.  This Agreement has been duly
                   --------------------------
and validly authorized, executed and delivered on behalf of such Buyer and each is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            b.     No Conflicts.  The execution, delivery and performance of
                   ------------
this Agreement by such Buyer and the consummation by such Buyer of the transactions contemplated hereby will not result in a violation of the certificate of incorporation, by-laws or other documents of organization of such Buyer.

     6.     Representations and Warranties of the Company.
            ---------------------------------------------

            The Company represents and warrants to each of the Buyers that:

            a.     Organization and Qualification.  The Company is a corporation
                   ------------------------------
duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

            b.     Authorization; Enforcement; Compliance with Other
                   -------------------------------------------------
Instruments.  (i) The Company has the requisite corporate power and authority
-----------
to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including without limitation the reservation for issuance of the shares of Common Stock issuable upon conversion of the Preferred Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            c.     No Conflicts.  The execution, delivery and performance of
                   ------------
this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the reservation for issuance of the shares of Common Stock issuable upon conversion of the Preferred Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries (as defined in the Purchase Agreement) is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.
Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this

Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

            d.     Acknowledgment Regarding Buyers' Agreeing to Amend.  The
                   --------------------------------------------------
Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length holder of Preferred Shares with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's holding Preferred Shares and having purchased the Preferred Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

            e.     No Other Agreements.  The Company has not, directly or
                   -------------------
indirectly made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth herein and in the Transaction Documents (as defined in the Purchase Agreement) and the Certificate of Designations.

     7.     GOVERNING LAW; MISCELLANEOUS.
            ----------------------------

            a.     Governing Law.  This Agreement shall be governed by and
                   -------------
interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

            b.     Filing of Form 8-K. On or before November 12, 1998, the
                   ------------------
Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by this Agreement, in each case in the form required by the 1934 Act.

            c.     Counterparts.  This Agreement may be executed in two or more
                   ------------
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            d.     Headings.  The headings of this Agreement are for convenience
                   --------
of reference and shall not form part of, or affect the interpretation of, this Agreement.

            e.     No Severability.  If any provision of this Agreement shall
                   ---------------
be invalid or unenforceable in any jurisdiction for any reason whatsoever, then
(a) this entire Agreement shall be null and void and of no legal or other effect whatsoever and (b) this Agreement and rights and obligations hereunder shall not be enforceable against any party hereto or against any holder of Preferred Shares.

            f.     Entire Agreement; Amendments.  Except as specifically amended
                   ----------------------------
and superseded hereby, the Transaction Documents and the Certificate of Designations shall remain in full force and effect. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
No such amendment shall be effective to the extent that it applies to less than all of the holders of the Effected Preferred Shares then outstanding.
No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

            g.     Notices.  Any notices, consents, waivers or other
                   -------
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:
          Advanced Tissue Sciences, Inc.
          10933 N. Torrey Pines Rd.
          La Jolla, California 92037
          Telephone:  (619) 450-5730
          Facsimile:  (619) 450-5732
          Attention:  Vice President, Finance
                      and Administration

     With a copy to:

          Brobeck Phleger & Harrison, LLP
          38 Technology Drive
          Irvine, California 92618
          Telephone:  (949) 790-6300
          Facsimile:  (949) 790-6301
          Attention:  Richard A. Fink

     If to a Buyer, to its address and facsimile number on the Schedule of Buyers to the Purchase Agreement, with copies to such Buyer's representatives as set forth on the Schedule of Buyers.

     Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

            h.     Successors and Assigns.  This Agreement shall be binding
                   ----------------------
upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Effected Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of two-thirds (2/3) of the Preferred Shares then outstanding including by merger or consolidation except pursuant to a Major Transaction with respect to which the Company is in compliance with Sections 2(d)(iii) and 3 of the Certificate of Designations.
A Buyer may assign some or all of its rights hereunder without the consent of the Company only in connection with a transfer of the Preferred Shares in which the rights and obligations of such Buyer hereunder are expressly assumed by such assignee. Any such assignment shall release such Buyer from its obligations hereunder with respect to such Preferred Shares so transferred. Each Buyer agrees that they shall not transfer any Effected Preferred Shares unless its transferee expressly agrees to be bound by this Agreement with respect to such Effected Preferred Shares so transferred.

            i.     No Third Party Beneficiaries.  This Agreement is intended
                   ----------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            j.     Publicity.  The Company and each Buyer shall have the right
                   ---------
to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

            k.     Further Assurances.  Each party shall do and perform, or
                   ------------------
cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l.     No Strict Construction.  The language used in this Agreement
                   ----------------------
will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            m.     Remedies.  Each Buyer and each holder of Effected Preferred
                   --------
Shares or Conversion Shares shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            n.     Payment Set Aside.  To the extent that the Company makes a
                   -----------------
payment or payments to the Buyers hereunder or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            o.     Indemnification.  In consideration of each Buyer's execution
                   ---------------
and delivery of this Agreement and in addition to all of the Company's other obligations under this Agreement, the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the forgoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of an Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7(o) shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.


                             *  *  *  *  *  *

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Redemption Amendment Agreement to be duly executed as of the date first written above.


COMPANY:                                BUYERS:

ADVANCED TISSUE
SCIENCES, INC.                          THEMIS PARTNERS L.P.
                                        By:  Promethean Investment Group L.L.C.
                                        Its:  General Partner
By: __________________________
Name:  Arthur J. Benvenuto
Its:   Chairman of the Board and        By:  ____________________________
       Chief Executive Officer               Name:  James F. O'Brien, Jr.
                                             Its:   President



                                        HERACLES FUND
                                        By:  Promethean Investment Group L.L.C.
                                        Its: Investment Advisor


                                        By:  _____________________________
                                             Name:  James F. O'Brien, Jr.
                                             Its:   President



                                        HALIFAX FUND, L.P.
                                        By:   The Palladin Group, L.P.
                                        Its:  Attorney-in-Fact


                                        By:  ______________________________
                                             Name:   Robert Chender
                                             Title:  Managing Director

                                        LEONARDO, L.P.
                                        By:  Angelo, Gordon & Co., L.P.
                                        Its: General Partner


                                        By:  ______________________________
                                             Name:  John M. Angelo
                                             Its:   Chief Execitive Officer


                                        RAPHAEL, L.P.


                                        By:  ______________________________
                                             Name:  John M. Angelo
                                             Its:   Chief Executive Officer



                                        RAMIUS FUND, LTD.
                                        By:  AG Ramius Partners, L.L.C.
                                        Its: Investment Advisor


                                        By:  ______________________________
                                             Name:  John M. Angelo
                                             Its:   Chief Executive Officer



                                        GAM ARBITRAGE INVESTMENTS, INC.
                                        By:  Angelo, Gordon & Co., L.P.
                                        Its: Investment Advisor


                                        By:  ______________________________
                                             Name:  John M. Angelo
                                             Its:   Chief Exeuctive Officer


                                        AG SUPER FUND INTERNATIONAL
                                        PARTNERS, L.P.
                                        By:  Angelo, Gordon & Co., L.P.
                                        Its: General Partner


                                        By:  ______________________________
                                             Name:  John M. Angelo
                                             Its:   Chief Executive Officer

                                        WINGATE CAPITAL LTD.


                                        By:  ______________________________
                                             Name:  Kenneth A. Simpler
                                             Its:   Vice President


                                        FISHER CAPITAL LTD.


                                        By:  ______________________________
                                             Name:  Kenneth A. Simpler
                                             Its:   Vice President


                                        CCG INVESTMENT FUND LTD.


                                        By:  ______________________________
                                             Name:  Kenneth A. Simpler
                                             Its:   Vice President



                                        CCG CAPITAL LTD.


                                        By:  ______________________________
                                             Name:  Kenneth A. Simpler
                                             Its:   Vice President


                                        MIDWAY CAPITAL LTD.


                                        By:  ______________________________
                                             Name:  Kenneth A. Simpler
                                             Its:   Vice President

                               EXHIBIT A
                               ---------

                       EFFECTED PREFERRED SHARES
                       -------------------------


                                                          NUMBER OF SHARES
                                   CERTIFICATE              OF SERIES B
INVESTOR NAME                        NUMBER               PREFERRED STOCK
---------------------------------  -----------            -----------------

Themis Partners L.P.                  B-14                       32
Heracles Fund                         B-16                       80
Halifax Fund, L.P.                    B-18                       64
Leonardo, L.P.                        B-20                       78.4
Raphael, L.P.                         B-22                        8
Ramius Fund, Ltd.                     B-24                       19.2
GAM Arbitrage Investments, Inc.       B-26                        4
AG Super Fund International, L.P.     B-28                        2.4
Wingate Capital Ltd.                  B-30                       32.8
Fisher Capital Ltd.                   B-32                       61.6
CCG Investment Fund Ltd.              B-34                        7.2
CCG Capital Ltd.                      B-36                        7.2
Midway Capital Ltd.                   B-38                        3.2

                               EXHIBIT B
                               ---------

                     NON-EFFECTED PREFERRED SHARES
                     -----------------------------

                                                          NUMBER OF SHARES
                                   CERTIFICATE              OF SERIES B
INVESTOR NAME                         NUMBER              PREFERRED STOCK
---------------------------------  ------------           -----------------

Themis Partners L.P.                  B-15                        8
Heracles Fund                         B-17                       20
Halifax Fund, L.P.                    B-19                       16
Leonardo, L.P.                        B-21                       19.6
Raphael, L.P.                         B-23                        2
Ramius Fund, Ltd.                     B-25                        4.8
GAM Arbitrage Investments, Inc.       B-27                        1
AG Super Fund International, L.P.     B-29                        0.6
Wingate Capital Ltd.                  B-31                        8.2
Fisher Capital Ltd.                   B-33                       15.4
CCG Investment Fund Ltd.              B-35                        1.8
CCG Capital Ltd.                      B-37                        1.8
Midway Capital Ltd.                   B-39                        0.8